CONFIDENTIAL TREATMENT REQUESTED	EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[CONFIDENTIAL TREATMENT REQUESTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION.

OEM PURCHASE AGREEMENT

This OEM Purchase Agreement (“Agreement”) is made and entered into this 29th day of August, 2002 (the “Effective Date”), by and between CardioDynamics International Corporation, a California corporation (“CDIC”), and Vasomedical Inc., a Delaware corporation (“Vasomedical”).

WHEREAS, CDIC has a proprietary technology allowing CDIC to produce certain electronic boards (“Boards”) containing the necessary components and programming to provide measurement of impedance cardiography (“ICG”), which module is more specifically described in Exhibit A attached hereto (singularly a “Module” and collectively the “Modules”);

WHEREAS, Vasomedical desires to purchase Modules from CDIC, and CDIC desires to sell the same to Vasomedical each in accordance with the provisions contained herein, so that Vasomedical can incorporate the Modules into enhanced external counterpulsation (EECP) devices to be manufactured by Vasomedical (“Equipment”), which Equipment would then be sold by Vasomedical to third parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Purpose.

CDIC shall sell Modules to Vasomedical, which Modules will be incorporated into the Equipment to be manufactured and sold by Vasomedical. For the purpose of this Agreement, the Equipment in which the Modules shall be incorporated shall be limited to the EECP Therapy System and used solely for that purpose unless Vasomedical obtains the prior written consent of CDIC.

2.    Module Development Project.

2.1  Project.    The overall duration of the project to develop the Module (the “Project”) [CONFIDENTIAL TREATMENT REQUESTED].

2.2  Project Manager.    Each party shall appoint a “Project Manager” who shall oversee and manage the Project. The Project Managers shall meet regularly based on the Project needs to assess the Project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video teleconferences.

2.3  Specifications.    CDIC shall design, develop, and test the Modules according to the Module specifications attached hereto as Exhibit A.

2.4  Acceptance.    Vasomedical shall have [CONFIDENTIAL TREATMENT REQUESTED] after the delivery date of the first shipment of Modules to inspect, test and determine if the Modules conform to the specifications described on Exhibit A. Any inconsistencies shall be immediately reported in writing to the authorized representative of CDIC. CDIC shall receive written acceptance of the Module design prior to continuing shipment of Modules.

CONFIDENTIAL TREATMENT REQUESTED

3.    Purchase and Sale Obligations; Licenses.

3.1  Price.    Subject to the terms and conditions of this Agreement, CDIC agrees to sell Modules to Vasomedical for [CONFIDENTIAL TREATMENT REQUESTED] (the “Price”) per Module. The Price covers [CONFIDENTIAL TREATMENT REQUESTED].

3.2  Manufacture of ICG Board by Vasomedical.    Vasomedical has the option of manufacturing the ICG Boards and purchasing the cable electrode system (excluding the ICG sensors, which shall be governed by Section 4.8) from a CDIC-approved vendor, provided CDIC has approved the cable design. If Vasomedical elects to do so, it will provide CDIC at least [CONFIDENTIAL TREATMENT REQUESTED] prior notice and shall purchase any remaining Modules and unique component inventory from CDIC [CONFIDENTIAL TREATMENT REQUESTED]. If Vasomedical elects to manufacture ICG Boards, CDIC [CONFIDENTIAL TREATMENT REQUESTED] by Vasomedical. With each [CONFIDENTIAL TREATMENT REQUESTED] payment to CDIC, Vasomedical shall provide to CDIC a reconciliation of the number of ICG Boards manufactured, a list of customers to which such sales were made (including pertinent customer information such as serial number, address and phone number) and the number of ICG Boards sold [CONFIDENTIAL TREATMENT REQUESTED]. CDIC shall have the right to review Vasomedical’s records during reasonable business hours and upon reasonable notice for the sole purpose of verifying the license fees payable as provided for in this Section 3.2. The costs of any such review shall be borne by CDIC, unless as a result of the review it is determined that Vasomedical failed to remit to CDIC five percent (5%) or more of the license fees that were payable to CDIC for the review period, in which case al such costs shall be borne by Vasomedical. Any such costs, together with any shortfall in the license fees, shall be paid to CDIC within thirty (30) days and shall include with such payment a late fee in the amount set forth in Section 4.5.

3.3  [CONFIDENTIAL TREATMENT REQUESTED].    The Price for Modules [CONFIDENTIAL TREATMENT REQUESTED] incurred by CDIC for custom work or modifications to the Modules as specified in Exhibit A, [CONFIDENTIAL TREATMENT REQUESTED]. Attached as Exhibit B are the [CONFIDENTIAL TREATMENT REQUESTED].[CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] are due and payable [CONFIDENTIAL TREATMENT REQUESTED]of the [CONFIDENTIAL TREATMENT REQUESTED] are due and payable [CONFIDENTIAL TREATMENT REQUESTED], and the [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] is due and payable [CONFIDENTIAL TREATMENT REQUESTED]. If following the execution of this Agreement, the parties agree to modify the Specifications, the parties shall also agree upon [CONFIDENTIAL TREATMENT REQUESTED] written acceptance pursuant to Section 2.4.

3.4  Distribution.    Vasomedical may sell Equipment containing Modules through its distributors and manufacturers’ representatives, provided such distributor or manufacturer representative (i) has been advised by Vasomedical of the specific terms and conditions of this Agreement which are applicable to the distribution of Equipment and Vasomedical indemnifies CDIC for any breach of the terms and conditions of this Agreement by any such distributors or manufacturers’ representatives. Vasomedical agrees to use commercially reasonable efforts to sell, market and promote the Equipment. The Modules purchased from CDIC under this Agreement shall be used only as components in, incorporated into, or integrated with, Equipment which Vasomedical sells to third party users in the regular course of business, and are not to be used or sold as a stand alone instrument.

CONFIDENTIAL TREATMENT REQUESTED

3.5  Nonexclusive Relationship.    Nothing in this Agreement shall prohibit or in any way restrict CDIC’s rights to sell, lease, license, collaborate with respect to, or otherwise transfer any technology, or any other CDIC products to any other person or entity including without limitation, any direct competitor of Vasomedical, provided, however, [CONFIDENTIAL TREATMENT REQUESTED], CDIC shall not [CONFIDENTIAL TREATMENT REQUESTED]. Nothing in this Agreement shall prohibit or in any way restrict Vasomedical’s right to sell, lease, license, collaborate with respect to, or otherwise transfer the Vasomedical products to any other Person or entity including, without limitation, any direct competitor of CDIC.

3.6  Non-Exclusive License Grant by CDIC.    CDIC hereby grants to Vasomedical a non-exclusive, perpetual (subject to termination as provided in this Agreement), non-transferable, worldwide license, with the right to sub-license only to purchasers/end-users of the Equipment, to use, install, test, adapt, and transfer and otherwise distribute the core software used for processing waveform data and calculating hemodynamic parameters (the “DSP Code”) in the Modules in connection with the manufacture, assembly, test, lease, sale, license, transfer or other distribution by or for Vasomedical of the Equipment under this Agreement. In the event Vasomedical elects to manufacture the ICG Board itself, the license to the DSP Code shall be to use, install, test, adapt, and transfer and otherwise distribute the DSP Code in the ICG Boards connection with the manufacture, assembly, test, lease, sale, license, transfer or other distribution by or for Vasomedical of the Equipment under this Agreement. Except for this express license by CDIC, Vasomedical shall not disclose, furnish, transfer, distribute or otherwise make available the DSP Code, or any portion thereof, in any form to any third party and shall not duplicate DSP Code or any part of any of same. Title to and ownership of any and all proprietary rights in or to the DSP Code shall at all times remain with CDIC or its licensor(s). Nothing in this Agreement shall be construed as a sale or any other transfer of any title in the DSP Code. All references in this Agreement to sale, resale or purchase of Modules, or the respective components thereof, or references of like effect, shall, with respect to the DSP Code, mean licenses or sublicenses of the DSP Code pursuant to this Section 3.6. Vasomedical shall not disassemble, decompile or otherwise reverse-engineer the DSP Code or any part of any of same. Vasomedical shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the DSP Code or any part of any of same, as such notices, markings and/or insignia may be affixed as of the time Vasomedical receives same.

3.7  Standard of Care; Priority.    In connection with the parties’ performance of their obligations hereunder, each party shall use commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of priority, care, skill, and prudence customarily exercised when engaged in similar activities for itself.

4.    Purchase Orders; Delivery and Payment.

4.1  Purchase Orders.    Purchase orders (“Orders”) shall include a purchase order number, “bill to” address, “ship to” address, quantity, unit and extended price, and part number(s). Vasomedical shall purchase a minimum quantity of [CONFIDENTIAL TREATMENT REQUESTED]. Scheduled shipments may have no less than five (5) Modules per shipment and must

CONFIDENTIAL TREATMENT REQUESTED

specify a delivery date which is not earlier than contemplated in the lead-time schedule outlined below.

4.2  Order Acknowledgement.    Orders shall be acknowledged by CDIC within five (5) days after receipt of the Order, provided that the Order is correct and complies with Section 4.1 hereof and that the requested delivery time is within the agreed upon lead time. If the requested delivery time is less than the agreed upon lead-time as set forth in Section 4.4, CDIC on notice to Vasomedical may elect to complete the requirements of such nonconforming Order within the agreed lead-time. In the event of such election, CDIC shall deliver the Modules requested in the acknowledged Orders within the agreed upon lead-time.

4.3  Forecasts.    Vasomedical will provide to CDIC a non-binding initial forecast three (3) months prior to the expected commercial availability of the Module for purposes of CDIC ordering of initial component volumes. Vasomedical shall furnish to CDIC non-binding quarterly forecasts during the term of this Agreement with the number of Modules for which Vasomedical expects to submit Orders for the following twelve (12) months.

4.4   Lead Times.    The agreed upon lead time for delivery of Modules is ninety (90) days from the date of receipt by CDIC of an Order. The lead time described in this Section 4.4 shall only apply with respect to up to 125% of the Modules specified in the forecasts furnished pursuant to Section 4.3 hereof. If the quantity of Modules requested is in excess of 125% of the quantity listed in the forecasts furnished pursuant to Section 4.3 hereof, CDIC agrees to use commercially reasonable efforts to ship the excess quantities within ninety (90) days of the date of receipt of such Order.

4.5  Payment Due Date.    Payment for the Modules shall be due [CONFIDENTIAL TREATMENT REQUESTED] from invoice date for the amount of Modules shipped. Payments shall include the corresponding invoice number and purchase Order number. Payment for the ICG Boards shall be due [CONFIDENTIAL TREATMENT REQUESTED] from the date of manufacture. Subject to applicable law, late fees not exceeding the lesser of one and one-half percent (1 1/2%) per month or the highest amount permitted by law may be assessed by CDIC on amounts past due more than thirty (30) days.

4.6  Taxes.    Prices for the Modules are exclusive of any federal, state or local excise, sales, use or other applicable taxes, and are F.O.B. CDIC’s factory, and any such costs and taxes shall be paid by Vasomedical.

4.7  Price Changes.    CDIC may, upon sixty (60) days prior written notice to Vasomedical, increase the Module Prices [CONFIDENTIAL TREATMENT REQUESTED] used in the manufacture of the Modules, [CONFIDENTIAL TREATMENT REQUESTED] of the Modules [CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED]. Written [CONFIDENTIAL TREATMENT REQUESTED] shall be submitted by CDIC to Vasomedical. However, in no event shall [CONFIDENTIAL TREATMENT REQUESTED] without Vasomedical’s written consent. In the event the parties cannot [CONFIDENTIAL TREATMENT REQUESTED] resulting from such [CONFIDENTIAL TREATMENT REQUESTED], then either party may [CONFIDENTIAL TREATMENT REQUESTED]; provided, however that CDIC shall complete delivery of all remaining Modules which are the subject of outstanding Orders. In no event should the [CONFIDENTIAL TREATMENT REQUESTED] apply to any orders accepted by CDIC [CONFIDENTIAL TREATMENT REQUESTED].

CONFIDENTIAL TREATMENT REQUESTED

4.8  Sensor Commissions.    CDIC will sell ICG sensors directly to Vasomedical’s customers. CDIC will pay Vasomedical a commission of [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] to Vasomedical. “[CONFIDENTIAL TREATMENT REQUESTED]” shall mean the [CONFIDENTIAL TREATMENT REQUESTED]. CDIC will pay such commissions to Vasomedical on a [CONFIDENTIAL TREATMENT REQUESTED] basis. With each [CONFIDENTIAL TREATMENT REQUESTED] payment to Vasomedical, CDIC shall provide to Vasomedical a reconciliation of the number of sensors sold, a list of customers to which such sales were made (including pertinent customer information such as address and phone number) and the number of sensors sold [CONFIDENTIAL TREATMENT REQUESTED]. Vasomedical shall have the right to review CDIC’s records during reasonable business hours and upon reasonable notice for the sole purpose of verifying the license fees payable as provided for in this Section 4.8. The costs of any such review shall be borne by Vasomedical, unless as a result of the review it is determined that CDIC failed to remit to Vasomedical [CONFIDENTIAL TREATMENT REQUESTED] or more of the commissions that were payable to Vasomedical for the review period, in which case all such costs shall be borne by CDIC. Any such costs, together with any shortfall in commissions, shall be paid to Vasomedical within thirty (30) days and shall include with such payment a late fee in the amount set forth in Section 4.5. Alternatively, Vasomedical may elect to purchase ICG sensors from CDIC at [CONFIDENTIAL TREATMENT REQUESTED], in which case Vasomedical shall be responsible for all costs of sales and distribution and Vasomedical shall not be entitled to any commission. Vasomedical shall not purchase ICG sensors from any party other than CDIC.

4.9  Contact Persons.    Exhibit C attached hereto sets forth the contact information for each of the parties.

5.    Training.

CDIC will provide up to two sales training days per year at Vasomedical’s place of business to allow Vasomedical representatives to become familiar with Module application and capability. CDIC shall be responsible for travel expenses associated with such training.

6.    Regulatory Matters.

CDIC makes no representation that the Module(s) is 510(k) cleared for marketing or distribution in the U.S. by the FDA. Vasomedical shall obtain and maintain all applicable U.S. governmental authorizations and regulatory approvals required to market and distribute the Equipment in the U.S. However, CDIC agrees to provide Vasomedical with any relevant documentation and data CDIC has that will assist Vasomedical in its application for 510(k) clearance. The parties shall work together to develop a regulatory plan which defines and identifies with specificity the applicable regulatory and localization requirements for all countries other than the U.S. in which the Equipment is intended to be sold. Vasomedical shall be responsible for obtaining and maintaining all applicable international governmental authorizations and regulatory approvals required to distribute the Equipment in all countries other than this U.S. Vasomedical shall submit to CDIC evidence of Vasomedical’s receipt of all applicable U.S. and international governmental authorizations and regulatory approvals required with respect to the marketing and distribution of the Equipment prior to any such marketing or distribution of the Equipment in the applicable market.

CONFIDENTIAL TREATMENT REQUESTED

7.    Warranty.

7.1  CDIC Warranty.    CDIC warrants solely to Vasomedical, for a period [CONFIDENTIAL TREATMENT REQUESTED] from the date of delivery of each Module to Vasomedical, that such Module, when given normal, proper and intended usage, shall be free from material defects in materials and workmanship and shall perform in accordance with the specifications set forth in Exhibit A. The above warranty does not extend to any Module or ICG Board that is not manufactured by CDIC or is modified or altered or is not maintained to CDIC’s maintenance recommendations, or is operated, handled or stored in a manner other than that specified by CDIC, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). CDIC agrees, during the applicable warranty period, to repair or replace (at CDIC’s option) all defective Modules within thirty (30) days after the date of return to CDIC and without cost (including shipping) to Vasomedical. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables or disposable items such as an ICG sensor after the expiration date marked on the ICG sensor packaging); nor shall CDIC have any obligation under this Agreement to make repairs or replacements, or which result, in whole or in part, from catastrophe, fault or negligence of Vasomedical, or anyone claiming through or on behalf of Vasomedical, or from improper or unauthorized use or tampering of the Module, or use of the Module in a manner for which it was not designed, or by causes external to the Module such as, but not limited to, power or air conditioning failure.

7.2  Sale Remedy.    Notwithstanding anything herein contained to the contrary, and as between Vasomedical and CDIC, this warranty of repair and replacement shall be the sole and exclusive remedy available to Vasomedical for any Modules delivered hereunder which are found to be defective whether such remedies be in contract, tort or at law.

7.3  DISCLAIMER OF WARRANTIES.    THE EXPRESS WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED SHALL APPLY. EXCEPT AS OTHERWISE SET FORTH HEREIN, CDIC DISCLAIMS ANY WARRANTIES OF MERCHANT-ABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.4  Return Authorization.    Vasomedical shall, prior to the return of any Module for any cause, notify CDIC of the intended return and mark such Modules (or containers of Modules) so returned with a material return authorization (RMA) number provided by CDIC.

7.5  Changes to Modules.    CDIC shall not modify the form, fit, function, or software of the Modules from the specifications set forth in Exhibit A without prior written notice to Vasomedical at least [CONFIDENTIAL TREATMENT REQUESTED] prior to shipment of the modified Modules. Vasomedical shall, in its sole discretion, accept or reject such modifications and shall notify CDIC of its intent in writing within thirty (30) days of receipt of CDIC’s notice of intent to modify the Modules.

CONFIDENTIAL TREATMENT REQUESTED

8.    Patent Indemnity.

8.1  CDIC Indemnity.    CDIC agrees to indemnify and hold harmless Vasomedical (and any of Vasomedical’s directors, officers, employees, shareholders and partners) from any and all liability for costs and damages awarded against Vasomedical in any civil action for infringement of any patent which allegedly covers any Modules to the extent they are determined by a court of competent jurisdiction, provided that Vasomedical has given CDIC notice of any suit for infringement brought against Vasomedical within fifteen (15) days of the date of service of the complaint upon Vasomedical and has permitted CDIC to control the defense of such suit. In the event the use or sale of the Modules is enjoined, CDIC may, at its own expense and with the approval of Vasomedical (which approval shall not be unreasonably withheld), either: (a) procure for Vasomedical and its assigns and customers the right to continue to use the Modules; (b) modify the Modules so that they become non-infringing; or (c) accept return of the Modules and refund the purchase price and the shipping costs, if any, thereof. The foregoing shall constitute the sole liability of CDIC to Vasomedical for any patent infringement. CDIC shall not have any obligation if the infringement claim is based upon (i) the modification of any Module not made by or on behalf of CDIC, (ii) the use of any Module in combination with any program or equipment not furnished or recommended in writing by CDIC or (iii) the use of any Module in a manner or for any purpose for which CDIC did not design or license such Module.

8.2  Vasomedical Indemnity.    Except for the patent indemnity concerning the Modules given by CDIC to Vasomedical pursuant to the immediately preceding paragraph, Vasomedical agrees to indemnify and hold harmless CDIC (and any of CDIC’s directors, officers, employees, shareholders and partners) from any and all liability for costs and damages awarded against CDIC in any civil action for infringement of any patent which allegedly covers any Equipment to the extent they are determined by a court of competent jurisdiction, provided that CDIC has given Vasomedical notice of any suit for infringement brought against CDIC within ten (10) days of the date of service of the complaint upon CDIC and has permitted Vasomedical to control the defense of such suit. The foregoing shall constitute the sole liability of Vasomedical to CDIC for any patent infringement.

8.3  Cooperation.    The parties agree to cooperate with each other to defend such patent claims, demands, suits or proceedings and the indemnitor agrees to promptly pay all damages and costs incurred by or assessed against the indemnified parties hereunder in connection with any and all such claims, demands, suits and proceedings.

9.    Trademarks.

9.1  Ownership.    Vasomedical acknowledges and agrees that CDIC is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks of CDIC and associated goodwill identified in Exhibit D (the “CDIC Trademarks”). CDIC acknowledges and agrees that Vasomedical is the sole and exclusive owner of all right, title and interest in and to the trademarks of Vasomedical and associated goodwill identified on Exhibit D (the “Vasomedical Trademarks” and, together with the CDIC Trademarks, the “Trademarks”). Each party recognizes the value of the other party’s Trademarks and the good will associated with the other party’s Trademarks. Each party agrees that its use of the other party’s Trademarks (under license by the other party and subject to quality control requirements of the other party) and any good will arising therefrom shall inure to the benefit of the party owning such Trademark. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title

CONFIDENTIAL TREATMENT REQUESTED

or interest in or to the CDIC Trademarks to Vasomedical, or the Vasomedical Trademarks to CDIC, other than the grant of the licenses below; it being acknowledged and agreed that all other right, title and interest in and to the CDIC Trademarks is expressly reserved by CDIC and its licensors, and all other right, title and interest in and to the Vasomedical Trademarks is expressly reserved by Vasomedical. A party shall not use the other party’s Trademarks or any other part thereof as part of its corporate name nor use any name or mark confusingly similar to the other party’s Trademarks.

9.2  Notice.    All Equipment that uses the CDIC Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of a statement that “BioZ” is a trademark of CDIC on the label of the Module. Vasomedical shall include the “™” or “®” symbol, only as instructed by CDIC, after the first prominent use of the CDIC Trademark in the Module and related materials. Vasomedical shall reproduce copyright and trademark notices of CDIC on the “set-up screen” or in the location where the ICG screen is initiated.

9.3  Use of Trademarks.    Each party hereby authorizes the other, on a nonexclusive, worldwide, royalty-free basis, to use the other party’s Trademarks to designate, distribute and promote the Modules and the Equipment, subject to prior review and written approval by the party whose Trademarks are used. The parties shall not brand the Modules or Equipment, as the case may be, with any trademarks, service marks, trade names or logos other than those of CDIC and/or Vasomedical, except as mutually agreed by the parties, in writing. Each party shall immediately cease and desist from any further use of the other party’s Trademarks and any trademarks confusingly similar thereto, either directly or indirectly upon termination of this Agreement.

10.    Ownership of Intellectual Property.

10.1  No Transfer of Ownership.    It is expressly agreed that neither Party shall license, sell or otherwise transfer, expressly or by implication, to the other Party any patent rights, copyrights, trademarks, trade names, trade secrets or other intellectual property rights of any kind that either Party owns, or has filed patent applications for or other registrations/applications, as of the Effective Date of this Agreement, except as provided under Section 3.6 of this Agreement.

10.2  Models, Patterns, Dies, etc.    CDIC shall retain the title to, and possession of, any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the Modules. Vasomedical shall retain the title to and possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the Equipment.

10.3  Individual Developments.    Any and all right, title and interest in and to inventions, patent applications, patents, copyrights, trademarks, trade names and/or other intellectual property rights of any kind (“IPR”) based on work performed under this Agreement solely by one or more employee(s) of one Party to this Agreement shall be solely owned by that Party.

10.4  Joint Developments.    Any and all right, title and interest in and to IPR based on work performed under this Agreement which IPR is created or invented jointly by one or more

CONFIDENTIAL TREATMENT REQUESTED

employees of CDIC and one or more employees of Vasomedical shall be jointly owned by the parties. Any and all issues of joint creation and invention, as well as rights in the resulting IPR, shall be determined under the applicable laws and regulations of the United States of America, the States and any other political divisions of same.

10.5  Procedures for Joint Inventions.    When a potential joint invention is identified by a Party, that Party shall promptly notify in writing the other Party of such joint invention. The parties will determine an appropriate course of action as to filings of patent applications, including (i) which Party will be responsible for the preparation, filing and prosecution of any such applications and (ii) the countries of the world in which patent applications are to be filed. All costs related to patent applications for joint inventions shall be shared equally between the parties, except as otherwise provided herein. In the event that one of the parties (the “Filing Party”) desires to file a patent application on a joint invention hereunder in a country wherein the other Party does not want to file such a patent application, the Filing Party shall be entitled to file or have filed in its own name patent or similar applications for such joint inventions and shall be the sole owner of the resulting intellectual property right. All additional costs related or pursuant to such filing, including prosecution costs, maintenance costs of the application granted thereon shall be paid by the Filing Party. Intellectual property rights arising from such filings are subject to a free, fully paid-up, nonexclusive non-assignable and unrestricted license in the countries concerned in favor of the other Party for that Party’s own use. Without limiting the scope of the foregoing, it is acknowledged that the other Party shall have no right to grant licenses or sublicenses under such arising intellectual property rights in such countries to any third party. In the event that one of the parties seeks not to pay its full share of maintenance fees or other costs associated with protecting a joint invention in any country, the other Party may take over the payment of such share. The non-paying Party forthwith relinquishes to the paying Party all right, title and interest in and to the joint invention and any and all implicated intellectual property rights for the countries concerned, subject, however, to the non-paying Party’s retention of a free, fully paid-up, non-exclusive, non-assignable and unrestricted license under such implicated intellectual property rights in the countries concerned. Notwithstanding such license, the non-paying Party shall have no right to grant licenses or sublicenses under the implicated intellectual property rights in such countries to any third party.

11.    Term; Termination.

11.1  Term and Renewal.    The initial term of this Agreement shall commence on the Effective Date and shall continue for a period [CONFIDENTIAL TREATMENT REQUESTED] thereafter. The term of this Agreement shall be renewed automatically for successive[CONFIDENTIAL TREATMENT REQUESTED], unless either party provides written notice of termination to the other party at least [CONFIDENTIAL TREATMENT REQUESTED] prior to expiration of this Agreement.

11.2  Termination.

(a)  Termination by Vasomedical for CDIC’s Inability to Deliver Module.    The Agreement may be terminated by Vasomedical giving thirty (30) days prior written notice to CDIC if CDIC has failed to provide a Module consistent with the specifications set forth in Exhibit A by [CONFIDENTIAL TREATMENT REQUESTED], and any such failure has not been cured within such thirty (30) day notice period.

CONFIDENTIAL TREATMENT REQUESTED

(b)  Termination for Material Breach.    Either party may terminate this Agreement if the other party shall neglect or fail to perform or observe any of its material obligations to such party hereunder, including, without limiting the generality thereof, the timely payment of any sums due, and such failure is not cured within thirty (30) days after written notice thereof from the such party.

(c)  Termination for Dissolution, Insolvency, Etc.    Either party may terminate this Agreement if there is (i) a dissolution, termination of existence, liquidation, insolvency or business failure of the other party, or the appointment of a custodian or receiver of any part of the other party’s property, if such appointment is not terminated or dismissed within thirty (30) days; (ii) a composition or an assignment or trust mortgage for the benefit of creditors by the other party; (iii) the commencement by the other party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (iv) the commencement against the other party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days.

11.3  Remedies.    In the event of termination of this Agreement by Vasomedical pursuant to Section 11.2(a) hereof, Vasomedical’s sole remedy shall be the return of the NRE Costs paid to CDIC. In addition to the non-defaulting party’s right to terminate this Agreement pursuant to Sections 11.2(b) and 11.2(c) hereof, the non-defaulting party shall be entitled to any other remedies that such party may have at law or in equity. Upon termination of this Agreement by CDIC, CDIC may refuse to make or take further Orders and declare all obligations under this Agreement immediately due and payable. Any such termination or other action taken by the terminating party pursuant to this Section 11.3 shall not relieve the other party of its obligations hereunder.

11.4  Insurance.    Upon request of either party, the other party shall provide to the requesting party, evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding the other party’s products. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than [CONFIDENTIAL TREATMENT REQUESTED].

12.    Alternative Dispute Resolution

12.1  Governing Law; Consent to Jurisdiction; Venue.    This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to conflicts of law provisions) of the [CONFIDENTIAL TREATMENT REQUESTED]. Subject to Section 12.2, the parties agree (i) that any state court within the [CONFIDENTIAL TREATMENT REQUESTED] or federal court within the [CONFIDENTIAL TREATMENT REQUESTED] (the “Approved Courts”) shall have exclusive jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and the parties consent to personal jurisdiction of such Approved Courts and waive any objection to such Approved Courts’ jurisdiction, (ii) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to the parties as set forth in Section 14, and service so made shall be deemed to be completed upon the

CONFIDENTIAL TREATMENT REQUESTED

earlier of actual receipt or three days after the same shall have been posted, the parties hereby waiving personal service thereof. The parties agree that, subject to Section 12.2, any claim or suit between or among any of the parties hereto relating to or arising under or in connection with this Agreement may only be brought in and decided by an Approved Court, such Approved Courts being a proper forum in which to adjudicate such claim or suit, and each party hereby waives any objection to each such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.

12.2  Arbitration.    Except for the need for any party to seek a provisional remedy in an Approved Court (as defined below) to secure or preserve the rights and benefits conferred by this Agreement or to enforce the restrictions contained herein or therein, including injunctive relief, relief in bankruptcy proceedings or relief that will cease to be available to a party due to any applicable statute of limitations or the doctrine of laches if the provision of this Section 12.2 are complied with, any dispute among the parties relating to this Agreement shall be resolved by mediation or arbitration as follows:

(a)  No party hereto shall commence an arbitration proceeding pursuant to the provisions of Section 12.2(b) unless such party shall first give a written notice (a “Dispute Notice”) to the other parties setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation in [CONFIDENTIAL TREATMENT REQUESTED] under the Commercial Mediation Rules of the American Arbitration Association (“AAA”) in effect on the date of this Agreement. If the parties cannot agree on the selection of a mediator within twenty (20) calendar days after delivery of the Dispute Notice, the mediator will be selected by the AAA in San Diego County, California. If the dispute has not been resolved by mediation as provided above within sixty (60) calendar days after the delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Section 12.2(b) hereof. Mediation proceedings and documents prepared exclusively for the mediation proceedings shall be deemed to be matters pertaining to confidential settlement negotiations and not admissible at any other legal proceeding except for such summaries of agreements prepared by the mediator and signed by the parties.

(b)  Any dispute relating to this Agreement to be resolved by arbitration, shall be determined by arbitration in [CONFIDENTIAL TREATMENT REQUESTED] by one arbitrator in accordance with the Commercial Arbitration Rules of the AAA and its Supplementary Procedures for Large, Complex Disputes, except that every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law as a partner in a highly respected law firm for at least five (5) years, specializing in either general commercial litigation or general corporate and commercial matters, with experience in the field of contract law, (ii) who has had experience as an arbitrator of commercial transactions, and (iii) who is generally available to serve as an arbitrator. The AAA shall submit a list of three (3) arbitrators meeting the criteria set forth above. CDIC and Vasomedical shall each be entitled to strike one (1) of such three (3) designees on a peremptory basis within five (5) calendar days after its receipt of such list of designees, indicating its order of preference with respect to the remaining designees. If two (2) of such designees have been stricken by CDIC and Vasomedical, the remaining designee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining designees in accordance with their mutual order of preference, or by random selection in the absence of a

CONFIDENTIAL TREATMENT REQUESTED

mutual order of preference. The arbitrator shall base his or her award on applicable law and judicial precedent and, unless the parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c)  Notwithstanding the foregoing, upon the application by any party to an Approved Court for an order confirming, modifying or vacating the award, the Approved Court shall have the power to review (through a process whereby the parties will submit single briefs of no more than 50 pages each), whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall so stipulate to the Approved Court) that the findings of fact made by the arbitrator shall be binding on the parties and shall serve as the facts to be submitted to and relied on by the Approved Court in determining the extent to which the award should be confirmed, modified or vacated.

(d)  If any party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other parties shall be entitled to be awarded costs, including reasonable attorneys’ fees, paid or incurred by such other parties in successfully compelling such mediation or arbitration or defending against the attempt to stay, vacate or modify such mediation or arbitration award and/or successfully defending or enforcing the award.

(e)  During arbitration proceedings, the parties shall continue to perform their respective responsibilities under this Agreement.

13.    Confidential Information.

No Confidential Information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any Person or entity other than the recipient Party’s employees and contractors directly involved with the recipient Party’s use of such information, who are bound by written agreement to protect the confidentiality of such Confidential Information, and such Confidential Information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own Confidential Information and at least reasonable care. In addition, each Party and its representatives shall use the Confidential Information only for the purposes specified under this Agreement and such Confidential Information shall not be used for any other purpose without the prior written consent of the disclosing Party. As used in this Section 13, “Confidential Information” shall mean technical information, including but not limited to, drawings, data, specifications, design instructions, installation and operational instructions, product cost information, memoranda, patent applications, working models and embodiments, as well as business and financial information which if delivered in writing, is designated by the disclosing Party as “proprietary” or “confidential,” or if delivered orally, is identified orally by the disclosing Party as “confidential” or “proprietary” at the time of disclosure. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party; if it was a matter of written record in the recipient Party’s files prior to disclosure to it by the other Party; if

CONFIDENTIAL TREATMENT REQUESTED

it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party; or if it was independently developed by the recipient Party without reference to the Confidential Information. Upon termination of this Agreement, each Party shall promptly destroy all Confidential Information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may retain one copy thereof for archival purposes. The obligations under this Section 13 shall continue for both parties for a period of three (3) years after termination of this Agreement. Neither Party will disclose any Confidential Information of the other Party with any of such Party’s subsidiaries or affiliated companies without the express written consent of the other Party.

14.    General Provisions.

14.1  Notices.    All communications provided for hereunder shall be in writing and shall be deemed to have been given when delivered in person or deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage paid and,

If to CDIC, addressed to:

CardioDynamics International Corporation
6175 Nancy Ridge
San Diego, CA 92121
Attention: Customer Service Manager

If to Vasomedical, addressed to:

Vasomedical Inc.
180 Linden Avenue
Westbury, NY 11590
Attention: Vice President of Engineering

or to such other place or places or to such other person or persons as shall be designated in writing by the parties hereto.

14.2  Non waiver of Default.    Failure of any party, at any time, or from time to time, to enforce and require the strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver of any such terms or conditions at any future time and shall not prevent such party from insisting on the strict performance of such terms and conditions at any later time.

14.3  Modification.    This Agreement shall not be modified except by a written instrument signed by all the parties hereto.

14.4  Entirety of Agreement.    This Agreement, with the attached Exhibits A, B, C and D, is intended by the parties to be the final expression of their agreement and is the complete and exclusive statement of the terms thereof notwithstanding any representation or statement to the contrary heretofore made. There are no understandings, agreements, representations or

CONFIDENTIAL TREATMENT REQUESTED

warranties, expressed or implied, not specified herein regarding this Agreement, the Modules or the Equipment. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one party to the other.

14.5  Headings.    The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of or interpretation of this Agreement.

14.6  No Violation or Breach.    Each party, as to such party, warrants and represents to the other party that its performance of this Agreement does not violate any federal, state, or local law, statute, ordinance, or regulation, or any agreement, court or administrative order or ruling to which such party may be bound.

14.7  Severability.    In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable, and if for any reason, a court finds that any provision of this Agreement is invalid, illegal or unenforceable, as written, but that by limiting such provision it would become valid, legal and enforceable, then such provision shall be deemed to be written and shall be construed and enforced as so limited.

14.8  Force Majeure.    In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. If the force majeure continues for a period of one hundred eighty (180) days, the other party shall have the right to terminate the Agreement.

14.9  Publicity.    Neither party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the parties without the prior written approval of the other party, unless otherwise required by applicable law including, without limitation, obligations pursuant to any listing agreement with or rules of any securities exchange; provided, however, that if either party is required to file a copy of this Agreement pursuant to such rules, such party shall apply for an order granting confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, of such portions of the Agreement as shall be mutually agreed upon by the parties.

14.10  No Agency.    Nothing contained in this Agreement shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose. Neither party shall be responsible for the acts or omissions of the other

CONFIDENTIAL TREATMENT REQUESTED

party, and neither party shall have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

14.11  Survival of Obligations.    All obligations of either party under Sections 7 (excluding Section 7.5), 8, 9, 10, 12, 13 and 14 shall survive the expiration or termination of this Agreement and continue to be enforceable.

14.12  LIMITATION ON LIABILITY.    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY, ENHANCED OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF MODULES OR EQUIPMENT OR THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT.

14.13  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

14.14  Beneficiaries.    This Agreement is solely for the benefit of the parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

14.15  Assignment.    Neither party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

CardioDynamics International Corporation

By:	/S/ MICHAEL K. PERRY

Chief Executive Officer

Date:	8/30/02

Vasomedical Inc.

By:	/S/ D. MICHAEL DEIGNAN

Chief Executive Officer

Date:	8/30/02

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

MODULE SPECIFICATIONS

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

NRE COSTS

#	Item	Hours	Cost	Extended Cost

1	Internal cost allocation items

	A) Hardware	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

	B) Software	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

	C) Quality / Regulatory	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

	D) Manufacturing support	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

	Internal cost allocation sub-total			[CONFIDENTIAL TREATMENT REQUESTED]

2	Outside cash outlay items

2	A) Outside CADD contractor	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

3	B) NRE Expenses (components, prototype parts, etc)			[CONFIDENTIAL TREATMENT REQUESTED]

4	C) Outside lab testing			[CONFIDENTIAL TREATMENT REQUESTED]

	Outside cash outlay sub-total			[CONFIDENTIAL TREATMENT REQUESTED]

	Product Development Total (does not include manufacturing implementation)			[CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

CONTACT PERSONS

CONTACT PERSONS/ADDRESSES

Contact Persons and Responsibilities at CDIC:

Person	Title	Responsibility	Email Phone Number

Mike Perry	Chief Executive Officer	Executive Management Issues	[CONFIDENTIAL TREATMENT REQUESTED] (858) 535-0202 [CONFIDENTIAL TREATMENT REQUESTED]

Steve Loomis	Chief Financial Officer	Financial Issues	[CONFIDENTIAL TREATMENT REQUESTED] (858) 535-0202 [CONFIDENTIAL TREATMENT REQUESTED]

Patrick Bradley	Vice President – Business Development	OEM Business	[CONFIDENTIAL TREATMENT REQUESTED] (858) 535-0202 [CONFIDENTIAL TREATMENT REQUESTED]

Dennis Hepp	Chief Technology Officer	Technical Issues	[CONFIDENTIAL TREATMENT REQUESTED] (858) 535-0202 [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

Mailing Address:	CardioDynamics International Corporation
6175 Nancy Ridge Drive, Suite 300
San Diego, California 92121
USA

Contact Persons and Responsibilities at Vasomedical Inc.:

Person	Title	Responsibility	Email Phone Number

[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

Mailing Address:	Vasomedical Inc.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

CDIC TRADEMARKS

Registered Trademarks

BioZ.com®
BioZ®
BioZsim®
ZMARC®
Zcare®

Pending

BioZTECT
DISQ
BioZ.tel